UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

		1930 W. Rio Salado Parkway
	Tempe	Arizona	85281
		(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

Current Update on the Business

Business Update

COVID-19 is having an impact on retail and consumer lending businesses nationwide, with local governments, businesses, and consumers increasingly limiting commercial activity and capital markets experiencing instability. This is impacting our business and the auto industry as a whole. Prior to the impact of COVID-19, we were on track to meet or exceed our annual guidance on all financial metrics. However, due to the highly uncertain impact of COVID-19 on our company and industry, we are withdrawing our previous guidance provided on February 26, 2020.

We are positioning the business today to be lean and flexible in this period of lower demand and higher uncertainty. To this end, we have temporarily paused new market openings and vending machine launches and significantly reduced discretionary growth expenditures on new hiring, travel, facilities, and IT investments. We have also rebalanced our marketing, staffing, and purchasing levels to align with demand, while closely monitoring key metrics to determine when and how quickly to adjust.

We believe our business model makes us well-positioned to scale up to meet customer demand when the current COVID-19 situation subsides. We are working to maintain significant flexibility to scale when customers resume normal shopping patterns.

Employees and Customers

Our most important priority is the well-being of our employees and customers. We have taken several steps to provide a healthy working environment, including implementing work from home policies for employees who are able to work remotely, pausing all non-essential travel and group meetings, performing deep cleaning and sanitization in all of our facilities, and implementing social distancing policies.

Touchless Deliveries

We believe Carvana’s online sales model, which allows customers to buy a car without ever coming into physical contact with another person, is the safest way to buy a car. For many customers, buying or selling a car is an important component of their transportation and financial planning needs. Our touchless delivery process allows customers to shop for a car from the comfort of their home, complete their transaction on their phone or laptop, and take delivery of their new car without coming into contact with our delivery personnel. At delivery, we sanitize the car and communicate with the customer over the phone as they try out the car and complete paperwork. Our employees and customers have given us positive feedback on this approach, and we believe it represents a significant step forward in the safety of retail auto sales in the current environment.

Financing Platform

On March 24, 2020, we amended our Master Purchase and Sale Agreement with Ally to provide for the sale of up to $2.0 billion of principal balance of finance receivables to Ally. The amended agreement upsizes Ally's purchase commitment by approximately $1.6 billion, extends it to March 23, 2021, and broadens the set of customers covered by the agreement. This agreement gives us significant flexibility to serve customers during this period of heightened uncertainty.

Regulatory and Government Matters

We regularly receive requests for information from regulators, governmental authorities, and various state and federal agencies and routinely respond to such regulatory and governmental requests.

Following the spread of COVID-19, we have had discussions with several state and local agencies regarding our operations in impacted areas and are coordinating with local officials to ensure a safe working environment for our employees and safe service to our customers.

In addition, we have received a voluntary request from the SEC requesting information about our related party disclosure and accounting policies and procedures for historical loan sales and refinancings. We are providing relevant documentation in response to this request.

We are also subject to various other legal proceedings and claims that arise from the normal course of business activities. If an unfavorable ruling or development were to occur, there exists the possibility of a material adverse impact on our business, results of operations, prospects, cash flows, financial position and brand.

Shareholder Meeting

To protect the health of our shareholders and employees, we will be replacing our live shareholder meeting scheduled for April 21, 2020 with a digital shareholder meeting on the same date. Additional details will be provided in a future update.

Item 8.01 Other Events.

Registered Direct Offering

On March 30, 2020, the Company issued a press release announcing the pricing of its registered direct offering of 13,333,333 shares of its Class A common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Risks Related to COVID-19

The COVID-19 pandemic could materially adversely affect our business, operating results, financial condition and prospects.

COVID-19 was identified in China in late 2019 and has spread globally. The rapid spread has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders and shutdowns. These measures have impacted and may further impact all or portions of our workforce and operations, the behavior of our customers, and the operations of our respective vendors and suppliers. While the federal and state governments have taken measures to try to contain the COVID-19 pandemic, there is considerable uncertainty regarding such measures and potential future measures. Future restrictions on our access to and utilization of our logistics and distribution network, our corporate offices, our inspection and reconditioning centers, our hubs, our vending machines, and/or our support operations or workforce, or similar limitations for our suppliers, and restrictions or disruptions of transportation, could limit our ability to conduct our business and have a material adverse effect on our business, operating results, financial condition and prospects. There is no certainty that measures taken by governmental authorities will be sufficient to mitigate the risks posed by the COVID-19 pandemic, and our ability to perform critical functions could be harmed.

In recent weeks, the COVID-19 pandemic has also significantly increased economic and demand uncertainty, and has led to disruption and volatility in the global capital markets, which can increase the cost of capital and adversely impact access to capital. It is likely that the COVID-19 pandemic will cause an economic slowdown, and it is possible that it could cause a global recession. Decreases in consumer demand could adversely affect the market for used vehicles and, as a result, reduce the number of consumers using our platform. Consumer purchases of new and used vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Further risks related to negative economic conditions are described in our risk factor titled "Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues." under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

The ultimate magnitude of COVID-19, including the extent of its impact on our financial and operational results, which could be material, will be determined by the length of time that the pandemic continues, its effect on the demand for our vehicles and our inventory supply chain and distribution, as well as the effect of governmental regulations imposed in response to the pandemic. We cannot at this time predict the impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, operating results, financial condition and prospects.

Cautionary Information Regarding Forward-Looking Statements

This current report and the press release incorporated by reference herein contain forward-looking statements within the federal securities laws. These forward-looking statements reflect the Company’s current intentions, expectations or beliefs regarding the COVID-19 pandemic and the Company’s registered direct offering of its Class A common stock. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2020	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer